EXHIBIT 1.4




                           MATRIX CAPITAL GROUP, INC.

         HEADQUARTERS                                     FUNDS DIVISION
      666 Fifth Avenue,                                8100 East 22nd Street
          14th Floor                                     North, Suite 900B
    New York, New York 10103                         Wichita, Kansas 67226-2309

                               MATRIX UNIT TRUSTS
                                DEALER AGREEMENT

Ladies and Gentlemen:

     As principal underwriter of units of series of the Matrix Unit Trust, a series of unit investment trusts (the "Trusts") registered under the Investment Company Act of 1940 (the "1940 Act"), we invite you to distribute units of beneficial interest of the Trusts, including any existing or future series thereof ("Units"). As exclusive agent and principal underwriter of the Trusts, we offer to sell you Units on the following terms:

     References herein to the "Prospectus" of a Trust shall mean the final prospectus included in the registration statement for the Trust filed pursuant to the Securities Act of 1933 (the "1933 Act") as from time to time thereafter amended or supplemented. Any changes, modification or additions reflected in any such Prospectus shall be effective on the date of such Prospectus (or supplement thereto) unless specified otherwise. References herein to the "Preliminary Prospectus" of a Trust means any preliminary prospectus included at any time as a part of the registration statement for any Trust filed pursuant to the 1933 Act prior to the effective date of such registration statement and which is authorized by us for use in connection with the offering of Units of a Trust.

    1. In all sales of Units to the public you shall act for your own account or as agent for your customers and in no transaction shall you have any authority to act as agent for any Trust or for us. The customers in question are for all purposes your customers and not customers of Matrix Capital Group, Inc. We shall execute transactions for your customers only upon your authorization, it being understood in all cases that (a) you are acting as agent for the customer; (b) the transactions are without recourse against you by the customer; (c) as between you and the customer, the customer will have full beneficial ownership of the Units; (d) each transaction is initiated solely upon the order of the customer; and (e) each transaction is for the account of the customer and not for your account.

    2. Orders received from you shall be accepted by us only at the public offering price applicable to each order, as established by the then current Prospectus of the appropriate Trust, subject to the discounts, commission or other concession, if any, provided in such Prospectus. Upon receipt from you of any order to purchase Units, we shall confirm to you by telephone, facsimile or in writing. Additional instructions may be forwarded to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.




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    3.  Members of the general public, including your customers,  may purchase
Units only at the public offering price determined in the manner described in the current Prospectus of the appropriate Trust. Units will be offered at a public offering price based upon the net asset value of such Units plus a sales charge from which you shall receive a discount or other compensation equal to a dollar amount or percentage of the applicable offering price as provided in the applicable Prospectus, as your sales commission. The discounts or other concession to which you may be entitled in connection with sales to your customer pursuant to any special features of a Trust (the terms of which shall be as described in the applicable Prospectus and related forms) shall be in accordance with the terms of such features. Your placement of an order for Units after the date of any notice of such amendment shall conclusively evidence your agreement to be bound thereby. Reduced sales charges may also be available as a result of a cumulative discount or pursuant to a letter of intent. Further information as to such reduced sales charges, if any, is set forth in the appropriate Trust Prospectus. You agree to advise us promptly as to the amounts of any sales made by or through you to the public qualifying for reduced sales charges.

    4. You agree that you will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

    5.  We will not accept from you any conditional orders for Units.

    6. Payment for Units ordered from us must be received on or before the settlement date specified in our confirmation at the office of our clearing agent. If such payment is not received, we reserve the right, without notice, forthwith to cancel the sale or, at our option, to either resell the Units to the public or cause the Trust to redeem the Units ordered, in which case we may hold you responsible for any loss, including loss of profit, suffered by us or a Trust as a result of your or your customer's failure to make such payment. If any Units confirmed to you or your customer under the terms of this Agreement are repurchased by the issuing Trust or by us as agent for the Trust, or are tendered for repurchase, within seven business days after the date of our confirmation of the original purchase order, you shall promptly refund to us the full discount, commission, or other concession, if any, allowed or paid to you on such Units. Units sold to you hereunder shall be available in negotiable form for delivery against payment, unless other instructions have been given.

    7. You understand and agree that, in accordance with Section 14 of the 1940 Act, Rules 14a-3 thereunder and certain orders of exemption granted by the Securities and Exchange Commission (the "Commission") to us and the Trusts, we will refund all sales charges to purchasers of Units of a Trust from us (or any underwriter or dealer participating in the distribution) and that the trustee of such Trust will liquidate the securities then held by such Trust and distribute the proceeds thereof to the unitholders of such Trust if (a) within ninety days from the time that such Trust's registration statement has first become effective under the 1933 Act, the net worth of such Trust declines to less than $100,000 or such Trust is terminated or (b) redemptions by us or any underwriter of Units of such Trust constituting a part of the unsold Units of such Trust results in such Trust having a net worth of less than 40% of the principal amount of the securities initially deposited in such Trust. You authorize us to charge your account for all refunds of sales charges pursuant to this paragraph in respect of Units distributed by you.


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     8.  Each Trust has filed, or will file, with the Commission and the securities commissions of one or more states a registration statement. The date on which a registration statement becomes effective with the Commission is referred to herein as the "Effective Date". Prior to the Effective Date of the registration statement with respect to a particular Trust, you expressly acknowledge and understand that with respect to such Trust:

         (a) Units of such Trust may not be sold, nor may offers to buy be accepted, (i) in any state prior to the Effective Date of the registration statement with respect thereto or (ii) in any state in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of such state.

         (b) The Trust's Preliminary Prospectus, together with any sales material distributed for use in connection with the offering of Units of such Trust, does not constitute an offer to sell or the solicitation of an offer to buy Units of such Trust and is subject to completion and modification by the Prospectus. You agree that you will distribute to the public only (a) the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto and (b) sales literature or other documents expressly authorized for such distribution by us.

         (c) In the event that you transmit indications of interest to us for accumulation prior to the Effective Date, you will be responsible for confirming such indications of interest with your customers following the Effective Date. Indications of interest with respect to a Trust's Units transmitted to us prior to the Effective Date will be conditioned upon the occurrence of the Effective Date and the registration or qualification of the Units in the respective state.

         (d) Indications of interest with respect to a Trust's Units which are not canceled by you prior to the latter of the Effective Date and the registration or qualification of the Trust's Units in the respective state, and accepted by us will be deemed by us to be orders for Units of the Trust.

         (e) All indications of interest and orders transmitted to us are subject to the terms and conditions of the Prospectus and this Agreement.

    9. No person is authorized to make any representations concerning Units or any Trust except those contained in the applicable current Prospectus and printed information issued by the appropriate Trust or by us as information supplemental to such Prospectus. In purchasing Units from us, you shall rely solely on the representations contained in such Prospectus and in such printed information. We will furnish additional copies of the current Prospectus and such printed information and other releases and information issued by us in reasonable quantities upon request. You agree that you will not offer or sell any Units except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Units you will furnish to each person to whom any such sale or offer is made a copy of the then current Prospectus for the appropriate Trust (as amended or supplemented) and will not furnish to any persons any information relating to Units which is inconsistent in any respect with the information contained in the then current Prospectus or cause any advertisement to be


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published in any newspaper or distributed or posted in any public place without our consent. You shall be responsible for any required filing of such advertising with any regulatory agency.

   10. All sales will be made subject to our receipt of Units from the appropriate Trust. We reserve the right, in our discretion, without notice, to modify, suspend or withdraw entirely the offering of any Units, and upon notice to change the price, sales charge, or dealer concession or any other amounts payable hereunder. We reserve the right, upon notice, to amend, modify, change or cancel the terms of this Agreement.

   11. Your acceptance of this Agreement constitutes a representation that you are registered as a broker-dealer pursuant to the Securities Exchange Act of 1934 (the "1934 Act") and are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") or, in the alternative, that you are a foreign dealer or bank, not required to be registered as a broker-dealer pursuant to the 1934 Act and not required or eligible for membership in the NASD. You agree to comply with all state and federal laws, rules and regulations applicable to transactions hereunder. If you are such an NASD member, you agree that in making sales of Units of a Trust you will comply with all applicable rules of the NASD. If you are such an unregistered foreign dealer or bank, you agree not to offer or sell, or to agree to offer or sell, directly or indirectly, except through us, any Units to any party to whom such Units may not be sold unless you are so registered and a member of the NASD, and in making sales of such Units you agree to comply with the Conduct Rules of the NASD as though you were a member in good standing of the NASD. You agree that you will not make Units available in any state or other jurisdiction in which they may not lawfully be offered for sale. You shall provide us on a timely basis with such information as may be required to complete various regulatory forms.

     Your acceptance also constitutes a representation that you have been duly authorized by proper corporate or partnership action to enter into this Agreement and to perform your obligations hereunder. You will not accept any orders from any broker, dealer or financial institution who is purchasing from you with a view toward distribution unless you have obtained such person's or entity's consent to be bound by the terms of this Agreement.

   12. We shall have no liability to you, except for lack of good faith and for obligations expressly assumed by us in this Agreement.

   13. This Agreement shall become effective on the date set forth below and, unless the parties hereto agree otherwise, shall terminate with respect to each Trust on such date as the public offering of Units of such Trust is terminated by us in our sole discretion. Notwithstanding any termination of this Agreement, no sales of Units shall be made by you at any time except in conformity with the provisions of Section 22(d) of the 1940 Act.

   14. All communications to us should be sent to the Funds Division address set forth on the first page of this Agreement. Any notice to you shall be duly given if mailed or sent via facsimile transmission to you at the address specified by you below.


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   15.  This Agreement shall be construed in accordance with the laws of the
State of New York (without giving effect to any laws or rules relating to conflicts of laws that would cause the application of the laws of any jurisdiction other than the State of New York).

   16. This Agreement is subject to the Prospectuses of the Trusts from time to time in effect, and in the event of a conflict, the terms of the Prospectuses shall control. This Agreement shall supersede any prior dealer distribution Agreement with respect to the Trusts.

     Please accept the foregoing by signing this Agreement, keeping a copy for your files and returning the original to us.

MATRIX CAPITAL GROUP, INC.

By
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         (Authorized Signature)


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                (Title)


ACCEPTED AND AGREED:


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               (Firm Name)


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            (Street Address)


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        (City)    (State)   (Zip)


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               (Telephone)


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               (Facsimile)

By
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         (Authorized Signature)

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                (Title)


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                 (Date)




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